Exhibit 99.1

Demand Media Reports First Quarter 2011 Financial Results

•                  Revenue Increases 48% and Revenue ex-TAC(1) Grows 50% Year-over-Year

•                  Content & Media Revenue ex-TAC(1) Increases 77% Year-over-Year

•                  Registrar Revenue Grows 18% Year-over-Year

SANTA MONICA, CA — May 5, 2011 — Demand Media, Inc. (NYSE: DMD), a leading content and social media company, today reported financial results for the quarter ended March 31, 2011.

Q111 Financial Summary:

GAAP

•             Revenue was $79.5 million, an increase of 48% compared to $53.6 million in Q110.

•             Loss from operations was $(4.2) million compared to a loss from operations of $(3.2) million in Q110.

•             Net loss was $(5.6) million compared to a net loss of $(4.1) million in Q110.  Net loss per share was $(0.13) compared to $(0.94) in Q110.

•             Cash flows from operations was $19.2 million, up 29% compared to $14.9 million in Q110.

Non-GAAP(1)

•             Revenue ex-TAC was $76.3 million, an increase of 50% compared to $51.0 million in Q110.

•             Adjusted OIBDA grew 78% to $20.1 million, or 26.3% of Revenue ex-TAC, compared to $11.3 million, or 22.2% of Revenue ex-TAC in Q110.

•             Adjusted Net Income was $5.1 million, an increase of 121% compared to $2.3 million in Q110.  Adjusted Net Income per share — diluted was $0.06, up 100% compared to $0.03 in Q110.

•             Discretionary Free Cash Flow was $14.1 million, up 36% compared to $10.4 million in Q110.

•             Free Cash Flow was $(0.1) million compared to $0.3 million in Q110.

“We reported better-than-expected results in Q1 2011, driven primarily by continued momentum from our owned and operated sites,” said Richard Rosenblatt, Chairman and CEO of Demand Media.  “We also continued to invest in Demand Media’s long-term success, enhancing our consumer offerings through new partnerships with Rachael Ray, Tyra Banks and Getty Images.  We believe our publishing platform is the most comprehensive and effective of any online publisher and our focus on delivering relevant, valuable content that makes consumers’ lives better will continue to drive our success.”

(1)         Non-GAAP measures are described below and are reconciled to the corresponding GAAP measures in the accompanying tables.

Q111 Financial Highlights:

•             Content & Media Revenue was $51.9 million, up 72% compared to $30.2 million in Q110.

•             Traffic acquisition costs (TAC), which represent the portion of Content & Media revenue shared with Demand Media partners, was $3.2 million, or 6.2% of Content & Media revenue, compared to $2.7 million, or 8.9% of Content & Media revenue in Q110.

•             Content & Media Revenue ex-TAC was $48.7 million, up 77% compared to $27.5 million in Q110.

•             Registrar Revenue was $27.7 million, up 18% compared to $23.4 million in Q110.

•             Investment in Intangible Assets was $14.2 million, up 40% compared to $10.2 million in Q110.

“We are off to a great start in 2011 - reporting record quarterly revenue, stronger than expected Adjusted OIBDA and over $19 million of cash flows from operations in the first quarter,” said Demand Media’s President and CFO Charles Hilliard.  “Outperformance in Q1 was driven by ongoing revenue growth from our content library, combined with strong direct brand advertising sales.  Our raised fiscal 2011 guidance reflects our better-than-expected first quarter results as well as our continued reinvestment in content and diversifying sources of traffic and revenue.”

Q111 Business Highlights:

•             The Company continued to attract new brand advertisers contributing to 46% year-over-year growth in owned and operated Content & Media RPMs.

•             Cracked.com’s Facebook fan base surpassed the one million mark.

•             The Company enhanced its publishing platform with:

•             The launch of typeF.com, in conjunction with Tyra Banks, an interactive fashion and beauty website that empowers women to discover and embrace their unique style;

•             A new multi-year exclusive partnership with Rachael Ray, who will become the lead creative force of the eHow Food channel and identify and develop up-and-coming culinary talent;

•             A joint licensing agreement with Getty Images, providing access to its extensive library of premium quality, rights-managed images, video footage and audio clips; and

•             The launch of a new eHow look and feel, creating six primary channels around Home, Money, Style, Health, Family and Food with specially—programmed content and features.

•             The Company completed the acquisition of CoveritLive, powering live events with social engagement tools.

Operating Metrics:

	Quarter ended March 31,
	2010	2011	% Change
Content & Media Metrics:
Owned and operated
Page views(1) (in millions)	1,954	2,582	32%
RPM(2)	$10.71	$15.69	46%

Network of customer websites
Page views(1) (in millions)	2,646	3,766	42%
RPM(2)	$3.50	$3.01	(14)%
RPM ex-TAC(3)	$2.48	$2.16	(13)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	9.4	11.4	21%
Average Revenue per Domain(5)	$10.16	$9.88	(3)%

(1)   Page views represent the total number of web pages viewed across our owned and operated websites and/or our network of customer websites.

(2)   RPM is defined as Content & Media revenue per one thousand page views.

(3)   RPM ex-TAC is defined as Content & Media Revenue ex-TAC per one thousand page views.

(4)   Domain is defined as an individual domain name paid for by a third-party customer where the domain name is managed through our Registrar service offering.

(5)   Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Business Outlook

The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

Below is the Company’s guidance for its quarter ending June 30, 2011 and fiscal year ending December 31, 2011.

(In millions)	Second Quarter 2011	Fiscal Year 2011

Revenue	$73.5 - $77.5	$320.0 - $330.0
TAC (traffic acquisition costs)	$3.5	$15.0
Revenue ex-TAC	$70.0 - $74.0	$305.0 - $315.0

Income (loss) from operations	$(2.1) - $(0.6)	$(5.4) – $(1.4)
Depreciation	$5.2	$21.0
Amortization of intangible assets	$10.0	$41.0
Stock-based compensation	$4.8	$25.0
Non-cash purchase accounting adjustments	$0.1	$0.4
Adjusted OIBDA	$18.0 - $19.5	$82.0 - $86.0

Weighted average diluted shares(1)	89.5 – 90.5	91.0 – 93.0

(1)         Weighted average diluted shares include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalents in each period.  Fiscal year 2011 amounts have been adjusted to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5.2 million shares of common stock and converted certain warrants and all of its convertible preferred stock into 62.2 million shares of common stock as if those transactions were consummated on January 1, 2011.

Conference Call and Webcast Information

Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today.  To access the conference call, dial 800-638-5439 (for domestic participants) or 617-614-3945 (for international participants).  To participate on the live call, analysts and investors should dial-in at least 10-minutes prior to the commencement of the call.  A live webcast also will be available on the Investor Relations section of the Company’s corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern time on May 5, 2011 until 11:59 pm. Eastern time on May 15, 2011, by dialing 888-286-8010 (for the U.S. and Canada) or 617-801-6888 (for international callers) and entering passcode 58278904.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below.  The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.

The non-GAAP financial measures presented are the primary measures used by the Company’s management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans.  Additionally, Adjusted OIBDA is the primary measure used by the compensation committee of the Company’s board of directors to establish the target for and fund its annual employee bonus pool.  We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (TAC).  TAC comprises the portion of Content & Media GAAP revenue shared with the Company’s network customers.  Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period to period understanding of factors and trends affecting the Company’s underlying revenue performance.

Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) is defined by the Company as operating income (loss) before depreciation, amortization, stock-based compensation and certain non-cash purchase accounting adjustments, as well as the financial impact of gains or losses on certain asset sales or dispositions.  Management believes that this non-GAAP measure reflects the Company’s business in a manner that allows for meaningful period to period comparisons and analysis of trends.  In particular, the exclusion of certain expenses in calculating Adjusted OIBDA can provide a useful measure for period to period comparisons of the Company’s underlying recurring revenue and operating costs which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets.  In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions.  For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company’s content assets in a given period bears little relationship to the amount of its investment in content in that same period.  Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time.  This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Net Income is defined by the Company as net income (loss) before the effect of amortization of intangible assets acquired via business combinations, other non-cash purchase accounting adjustments and stock-based compensation, and is calculated using the application of a normalized effective tax rate.  Management believes that Adjusted Net Income and Adjusted Net Income per share provide investors with additional useful information to measure the Company’s underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company’s statutory tax rate.

Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities, less capital expenditures to acquire property and equipment.  Free Cash Flow is defined by the Company as net cash provided by operating activities, less capital expenditures to acquire property and equipment and less investments in intangible assets.  Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company’s operating cash flows after investing in capital assets and intangible assets.  These measures are used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, potential acquisitions, payment of dividends and share repurchases.

The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s operations.  An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly-named measures but exclude different items or use different computations.  Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within its financial press releases.  These non-GAAP financial measures should be considered in addition to, not as a substitute for, measures prepared in accordance with GAAP.  Further, these non-GAAP financial measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.  We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.  The accompanying tables have more details on the GAAP financial measures and the related reconciliations.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading content and social media company. Through its owned and operated web properties reaching more than 100 million monthly visitors, global network of digital partners, and innovative content studio, Demand Media publishes what the world wants to know and share. Founded in 2006, Demand Media is headquartered in Santa Monica, CA with offices in Bellevue, WA, Austin, TX, Chicago, IL, New York, NY and London, UK. For more information about Demand Media visit http://www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto.  Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of Internet search engines, including the recent algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the limited data available to us since the last algorithmic changes made by Google; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future; our ability to attract and retain freelance content creators; the effects of changes in marketing expenditures or shifts in marketing expenditures; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations.  From time to time, we may consider acquisitions or divestitures that, if consummated, could be material.  Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods.  If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements.  More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2010 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 1, 2011, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Contacts

Investor Contact:
Brinlea Johnson
The Blueshirt Group
(212) 551-1453
brinlea@blueshirtgroup.com

Media Contact:
Quinn Daly
Demand Media
(310) 394-6429
quinn@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Quarter ended March 31,
	2010	2011

Revenue	$53,647	$79,523
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	30,164	37,654
Sales and marketing (1) (2)	4,751	9,583
Product development (1) (2)	6,032	9,251
General and administrative (1) (2)	7,978	17,024
Amortization of intangible assets	7,935	10,203
Total operating expenses	56,860	83,715
Income (loss) from operations	(3,213)	(4,192)
Other income (expense)
Interest income	8	42
Interest expense	(181)	(162)
Other income (expense), net	(19)	(257)
Total other expense	(192)	(377)
Income (loss) before income taxes	(3,405)	(4,569)
Income tax (expense)	(717)	(1,013)
Net income (loss)	$(4,122)	$(5,582)

(1) Stock-based compensation expense included in the line items above:
Service costs	$207	$237
Sales and marketing	464	900
Product development	338	1,116
General and administrative	1,233	6,674
Total stock-based compensation expense	$2,242	$8,927

(2) Depreciation included in the line items above:
Service costs	$3,343	$4,044
Sales and marketing	41	72
Product development	341	321
General and administrative	405	572
Total depreciation	$4,130	$5,009

Earnings (loss) per common share:

Net income (loss)	$(4,122)	$(5,582)
Cumulative preferred stock dividends (3)	(7,963)	(2,477)
Net loss attributable to common stockholders	$(12,085)	$(8,059)

Basic and diluted net loss per share	$(0.94)	$(0.13)

Weighted average number of shares	12,875	63,759

(3)   As a result of the Company’s initial public offering which was completed on January 31, 2011, all shares of the Company’s preferred stock were converted to common stock.

Demand Media, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	December 31, 2010	March 31, 2011
Current assets
Cash and cash equivalents	$32,338	$108,056
Accounts receivable, net	26,843	31,412
Prepaid expenses and other current assets	7,360	7,918
Deferred registration costs	44,213	47,104
Total current assets	110,754	194,490

Property and equipment, net	34,975	35,923
Intangible assets, net	102,114	108,143
Goodwill	224,920	227,849
Deferred registration costs, less current portion	8,037	8,557
Other long-term assets	7,667	4,024
Total assets	$488,467	$578,986

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$8,330	$9,565
Accrued expenses and other current liabilities	29,570	32,090
Deferred tax liabilities	15,248	16,525
Deferred revenue	61,832	65,420
Total current liabilities	114,980	123,600
Deferred revenue, less current portion	14,106	14,239
Other liabilities	1,043	959
Total liabilities	130,129	138,798

Convertible preferred stock
Total convertible preferred stock	373,754	—
Stockholders’ equity (deficit)
Common stock and additional paid-in capital	36,723	497,901
Accumulated other comprehensive income	108	116
Accumulated deficit	(52,247)	(57,829)
Total stockholders’ equity (deficit)	(15,416)	440,188
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$488,467	$578,986

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Quarter ended March 31,
	2010	2011

Cash flows from operating activities:
Net income (loss)	$(4,122)	$(5,582)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,065	15,212
Stock-based compensation	2,144	8,836
Other	562	855
Net change in operating assets and liabilities, net of effect of acquisitions	4,218	(101)
Net cash provided by operating activities	14,867	19,220

Cash flows from investing activities:
Purchases of property and equipment	(4,436)	(5,084)
Purchases of intangibles	(10,168)	(14,204)
Proceeds from maturities and sales of marketable securities, net	825	—
Cash paid for acquisitions	—	(3,839)
Net cash provided by (used in) investing activities	(13,779)	(23,127)

Cash flows from financing activities:
Proceeds (payment) of debt, net	(10,000)	—
Proceeds from issuance of common stock, net	—	78,874
Proceeds from exercises of stock options	525	851
Other	(143)	(108)
Net cash used in financing activities	(9,618)	79,617

Effect of foreign currency on cash and cash equivalents	(44)	8

Change in cash and cash equivalents	(8,574)	75,718
Cash and cash equivalents, beginning of period	47,608	32,338
Cash and cash equivalents, end of period	$39,034	$108,056

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Quarter ended March 31,
	2010	2011

Revenue ex-TAC:
Content & Media revenue	$30,198	$51,852
Less: traffic acquisition costs (TAC)	(2,694)	(3,190)
Content & Media Revenue ex-TAC	27,504	48,662
Registrar revenue	23,449	27,671
Total Revenue ex-TAC	$50,953	$76,333

Adjusted OIBDA:
Income (loss) from operations	$(3,213)	$(4,192)
Depreciation	4,130	5,009
Amortization of intangible assets	7,935	10,203
Stock-based compensation	2,242	8,927
Non-cash purchase accounting adjustments	216	133
Adjusted OIBDA	$11,310	$20,080

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$14,867	$19,220
Purchases of property and equipment	(4,436)	(5,084)
Discretionary Free Cash Flow	10,431	14,136
Purchases of intangible assets	(10,168)	(14,204)
Free Cash Flow	$263	$(68)

Adjusted Net Income:
GAAP net income (loss)	$(4,122)	$(5,582)
(a) Stock-based compensation	2,242	8,927
(b) Amortization of intangible assets — M&A	4,669	3,733
(c) Non-cash purchase accounting adjustments	216	133
(d) Income tax effect of items (a) - (c) & application of 38% statutory tax rate to pre-tax income	(697)	(2,112)
Adjusted Net Income	$2,308	$5,099
Non-GAAP Adjusted Net Income per share - diluted	$0.03	$0.06
Shares used to calculate non-GAAP Adjusted Net Income per share — diluted (1)	84,723	89,861

(1)          Shares used to calculate non-GAAP Adjusted Net Income per share - diluted include the weighted average common stock and restricted stock for the periods presented and all dilutive common stock equivalents at each period.  Amounts have been adjusted in all periods to reflect the revised capital structure following the Company’s initial public offering which was completed on January 31, 2011, whereby the Company issued 5,175 shares of common stock and converted certain warrants and all of the convertible preferred stock into 62,155 shares of common stock as if those transactions were consummated on January 1, 2010.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Quarter ended March 31,
	2010	2011
Content & Media:
Owned and operated websites	$20,934	$40,524
Network of customer websites	9,264	11,328
Total revenue — Content & Media	30,198	51,852
Registrar	23,449	27,671
Total revenue	$53,647	$79,523

	Quarter ended March 31,
	2010	2011
Content & Media:
Owned and operated websites	39%	51%
Network of customer websites	17%	14%
Total revenue — Content & Media	56%	65%
Registrar	44%	35%
Total revenue	100%	100%